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                                                                 Exhibit 10(m)



                            TIME BROKERAGE AGREEMENT

         Time Brokerage Agreement ("Agreement") dated effective as of December 3, 1997, by and between SOUTHWIND BROADCASTING, INC. ("Licensee"), the licensee of radio station WSSP (FM), Goose Creek, South Carolina (the "Station"), and REGENT COMMUNICATIONS, INC. ("Broker").

         WHEREAS, Licensee has available broadcasting time and is engaged in the business of radio broadcasting on the Station; and

         WHEREAS, Licensee wishes to procure programming from Broker; and

         WHEREAS, Broker desires to avail itself of Station's broadcast time for up to twenty-four (24) hours per day for the presentation of broadcasting service, including the sale of advertising time.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

         A. Facilities. Licensee agrees, beginning at 12:01 a.m. on December 3, 1997 (the "Effective Date"), to make air time and transmission services available to Broker and to broadcast on the Station, or cause to be broadcast, Broker's programs (the "Programming") described in Attachment I hereto, which will originate from Broker's studios, for such periods as Broker may desire up to twenty-four (24) hours a day, seven (7) days a week during the term of this Agreement. The compensation to be paid to Licensee shall be as set forth in Attachment II hereto.

         2. Payments. Broker hereby agrees, beginning on and after the Effective Date, to pay Licensee monthly for the broadcast of the Programming hereunder in accordance with Attachment II. Payments for each calendar month shall be due and payable in full on the first day of each such calendar month. The failure of Licensee to demand or insist upon prompt payment in accordance herewith shall not constitute a waiver of its right to do so. Broker shall receive a payment credit with respect to any Programming complying with paragraph 4 hereof which is preempted by Licensee. Such credit shall be determined by multiplying the monthly payment by the ratio of the number of hours (or fractions thereof) of such Programming preempted or not accepted during such calendar month to the total number of brokered hours (or fractions thereof) for such calendar month.

         3. Term. The term of this Agreement shall be for a period of eleven
(11) months, fifteen (15) days, beginning on the Effective Date, subject to earlier termination as provided elsewhere in this Agreement.



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         4. Programming Standards. Broker shall furnish or cause to be furnished the air personnel and material for the Programming and all Programming shall be in accordance with the rules and requirements of the Federal Communications Commission (the "Commission"), including, without limitation, the Commission's rules on plugola/payola, lotteries, contests, station identification, political programming and political advertising rates; and the Programming shall include all announcements and disclosures (including but not limited to station identification announcements, EBS announcements, and sponsorship disclosures) necessary for the Station to comply with the Commission's rules and requirements. All Programming (including but not limited to all advertising spots and promotional material or announcements) (i) shall comply with all applicable federal, state and local regulations and policies; (ii) shall be produced in accordance with quality standards generally applicable in the market for similarly situated stations; and (iii) shall comply with Licensee's Program Policy Statement, a copy of which is attached hereto as Attachment IV.

         5. Station Facilities.

            5.1 Operation of Station. The Station is authorized to operate with an effective radiated power of ___________ watts from an antenna height of _____ meters above average terrain but currently has an STA to operate with lower power. Licensee will at its expense obtain any necessary extension or extensions of the STA. Throughout the term of this Agreement, Licensee shall make the Station available to Broker for broadcast of Programming (except for Licensee's studio facilities), subject to Licensee's rights under paragraph 7 hereof to reject programming material not in compliance with paragraph 4 hereof or to preempt Programming pursuant to paragraph 10 or 11 hereof. Licensee shall use its reasonable best efforts to schedule downtime for maintenance on Sunday morning between the hours of 12:00 a.m. and 7:00 a.m. and to provide Broker with at least forty-eight hours prior notice of downtime for maintenance scheduled for hours other than between the hours of 12:00 a.m. and 7:00 a.m. Sunday mornings.

            5.2 Interruption of Normal Operations. If the Station suffers loss or damage of any nature to its transmission facilities which results in the interruption of service or the inability of the Station to operate with substantially its present power, Licensee shall immediately notify Broker, and Licensee shall undertake such repairs as necessary to restore the full time operation of the Station with substantially its present power within seven (7) days from the occurrence of such loss or damage. If such repairs are not made in the allotted period, Broker, if Broker's actions or omissions shall not have been a principal cause of such interruption of service, may give notice to Licensee of Broker's intention to terminate this Agreement, in which event this Agreement shall terminate on the tenth (10th) day following such notice, any other provision of this Agreement notwithstanding.

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         6. Handling of Mail: Collection of Accounts Receivable.

            6.1 Mail. Broker shall promptly furnish to Licensee any mail, cables, telegrams or other communications (or, as appropriate, copies thereof) which are intended for Licensee or relate to Licensee's responsibilities under this Agreement or as a broadcast licensee of the Commission (including but not limited to copies of all correspondence received from members of the public with respect to the programming or operations of the Station), and shall furnish to Licensee, unopened, any mail, cables, telegrams or other communications addressed to Licensee and received by Broker. Licensee shall be solely responsible for maintaining the Station's public file.

         7. Programming and Operations Standards. Broker agrees to abide by the standards set forth in paragraph 4 hereto in its programming and operations. Broker further agrees that if, in the reasonable judgment of Licensee, Broker does not comply with said standards, Licensee may suspend or cancel any program or program material (including announcements, promotions and promotional themes) not in compliance. Broker shall consult with Licensee in advance of providing programming, and Licensee shall make its personnel available to consult with Broker, in the event Broker shall be in doubt as to whether particular programming proposed by Broker is consistent with paragraph 4. Licensee shall attempt to consult with Broker in advance of preemption where circumstances permit.

         8. Responsibility for Employees and Expenses.

            8.1 Licensee's Responsibilities. Except as otherwise provided in Attachment II, Licensee shall employ, control and be responsible for the salaries, taxes and benefits and all other costs of its own personnel necessary to fulfill its obligations under the Commission's policies and to transmit the Programming provided by Broker, and shall be responsible for those expenses set forth on Attachment V hereto. Licensee shall indemnify defend and hold harmless Broker, its stockholders, directors, officers, agents, employees, successors and assigns from and against any and all claims, suits, liabilities, costs and expenses (including but not limited to all attorneys fees and expenses) arising under the preceding sentence.

                  8.2 Broker's Responsibilities. Broker shall bear all costs of producing the Programming. Without in any way limiting the foregoing, Broker shall employ, control and be responsible for the salaries, taxes, insurance, commissions and other sales costs, and related costs for all personnel (including salespeople, traffic personnel, board operators and programming staff) used in the production of the Programming. Broker shall indemnify defend and hold harmless Licensee, its stockholders, directors, officers, agents, employees, successors and assigns from and against any and all claims, suits, liabilities, costs and expenses (including but not limited to all attorneys fees and expenses) arising under the preceding sentence. Broker shall pay for all


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telephone calls associated with program production and listener responses, for all fees to ASCAP, BMI and SESAC, for any other copyright fees attributable to its programming broadcast on the Station.

         9. Advertising and Programming Revenues; Contracts and Agreements. Broker shall retain all revenues from the sale of advertising time on the Programming it delivers to the Station for broadcast and may, if permitted by applicable law, sell such advertising in combination with the sale of advertising on any other broadcasting stations of its choosing. Licensee shall retain the revenue from the sale of any advertising on the Station on programs not produced or delivered to it by Broker. Attachment VI hereto lists those programming and other contracts and agreements of the Station that, except as indicated on Attachment VI, are to be assumed by and performed by Broker on behalf of the Licensee.

         10. Operation of Station. Notwithstanding anything to the contrary in this Agreement, Licensee shall have full authority and power over the operation of the Station during the period of this Agreement. Licensee shall provide and compensate its employees who perform services at the Station. They shall report solely to and be accountable solely to Licensee and shall direct the day-to-day operation of the Station. Licensee shall retain control, said control to be reasonably exercised, over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any Programming or advertisements, the right to preempt any Programming in order to broadcast a program deemed by Licensee to be of greater national, regional, or local interest, and the right to take any other actions necessary for compliance with the laws of the United States; the State of South Carolina; the rules, regulations, and policies of the Commission (including the prohibition on unauthorized transfers of control); and the rules, regulations and policies of other federal governmental authorities, including the Federal Trade Commission and the Department of Justice. Licensee shall at all times be solely responsible for meeting all of the Commission's requirements with respect to public service programming, for maintaining the political and public inspection files and the Station log, and for the preparation of programs/issues lists. Licensee shall at all times be solely responsible for compliance with the Commission's main studio rules and policies. Broker shall, upon request by Licensee, provide Licensee with information with respect to such of Broker's programs which are responsive to public needs and interest so as to assist Licensee in the preparation of required programming reports, and will provide upon request other information to enable Licensee to prepare other records, reports and logs required by the Commission or other local, state or federal governmental agencies. Broker shall originate the Programming at its studio and shall provide a remote control facility to permit Licensee's personnel to interrupt the Programming and/or substitute programming originated by Licensee from a control point at Licensee's studio. The cost of telephone lines for such facility will be borne by Licensee.




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         11. Special Events. Licensee reserves the right in its discretion, to preempt any of the broadcasts of Broker's Programming and to use such preempted time for broadcast of special events deemed by Licensee to be of importance to its community of license. In all such cases, Licensee shall use its diligent efforts to give Broker reasonable notice of its intention to preempt Broker's Programming and, in the event of such preemption, Broker shall receive a payment credit for the broadcasts so omitted during brokered hours as provided in paragraph 2 hereof.

         12. Force Majeure. Any failure of facilities or any delay or interruption in broadcasting programs, or failure at any time to furnish facilities, in whole or in part, for broadcasting, due to acts of God, strikes, or threats thereof, force majeure, or due to causes beyond the control of Licensee, shall not constitute a breach of this Agreement, and Licensee will not be liable to Broker, except to the extent of allowing in each such case an appropriate payment credit for Programming available to Licensee but not carried during brokered hours based upon a pro rata adjustment to amounts due as specified in Attachment II calculated upon the length of time during which the failure exists or continues.

         13. Right to Use the Programming. The right to use the Programming and to authorize its use in any manner and in any media whatsoever shall be, and remain, vested in Broker.

         14. Payola; EEO. Broker agrees that it shall not accept any compensation or any kind of gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, materials, supplies or other merchandise, services or labor, whether or not pursuant to written contracts or agreements between Broker and merchants or advertisers, unless the payer is identified in the program as having paid for or furnished such consideration in accordance with Commission requirements. Broker agrees annually, or more frequently upon the request of Licensee, to execute and provide Licensee (and to cause its employees and agents associated with production of its Programming to execute and provide Licensee) with an affidavit to that effect. Broker shall comply with all equal employment opportunity regulations and policies (including but not limited to those of the Commission) to the extent such regulations and policies apply, or may in the future be deemed to apply, to the employment practices of Broker's personnel assigned to duties in connection with the operation of the Station; and Broker shall timely provide Licensee with all information that may be necessary or appropriate to comply with any reporting obligations of the Commission pursuant to such regulations or policies.

         15. Broker Compliance with Law. Broker agrees that, throughout the term of this Agreement, Broker will comply with all laws and regulations applicable in the conduct of Broker's business and Broker acknowledges that Licensee has not urged, counseled, or advised the use of any unfair business practice.




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         16. Licensee Compliance with Law. Licensee agrees that, throughout the term of this Agreement, Licensee will comply with all laws and regulations applicable in the conduct of Licensee's business and Licensee acknowledges that Broker has not urged, counseled, or advised the use of any unfair business practice.

         17. Indemnification. Broker's and Licensee's obligations to hold the other harmless against the liabilities specified below shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation.

            17.1 Indemnification by Broker. Broker will indemnify and hold Licensee and its stockholders, directors, officers, agents, employees, successors, and assigns, harmless against all liability arising from (i) Broker's provision of Programming pursuant to this Agreement; (ii) libel, slander, illegal competition or trade practice, infringement of trade marks, trade names, or program titles, violation of rights of privacy, bodily injury, property damage, other broadcasting liabilities, injuries and occurrences, and infringement of copyrights and proprietary rights resulting from the broadcast of Programming furnished by Broker; (iii) costs, expenses or damages associated with termination liabilities assigned to Broker pursuant to paragraphs 19 or 20.3, (iv) to the extent permissible under Commission rules and regulations, any action or omission by Broker in violation of any applicable law or regulation (including without limitation the Commission's rules and orders) or in violation of this Agreement, including but not limited to reasonable attorneys fees and expenses, or (v) any other liabilities or obligations of Broker under this Agreement, including without limitation, those to be paid by Broker pursuant to paragraph 8.2 hereof. Broker shall procure and maintain insurance as follows, in amounts and coverages and with insurance carriers reasonably acceptable to the
Licensee: (i) Workman's Compensation Insurance; (ii) General Liability which includes coverages for all promotional events; and (iii) auto liability, including coverage for non-owned and hired vehicles. Prior to the Effective Date, Broker shall furnish Licensee with copies of certificates of insurance evidencing such coverage and (except for the Workman's Compensation Insurance) shall furnish Licensee with evidence that Licensee has been added as an additional insured under such policies.

            17.2 Indemnification by Licensee. Licensee agrees to indemnify and to hold Broker and its stockholders, directors, officers, agents, employees, successors, and assigns harmless against all liability arising out of (i) material broadcast by Licensee other than the Programming and/or (ii) liabilities for libel, slander, illegal competition or trade practice, infringement of trade marks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights, but only to the extent that such liabilities arise as a result of Licensee's alteration of programming material (other than by preemption of Programming pursuant to paragraphs 10 or 11 hereof or rejection of Programming pursuant to paragraph 7 hereof) prior to broadcast by Licensee; or (iii) costs, expenses or damages associated with termination liabilities assigned to Licensee pursuant to paragraph 20.3.



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         18. Events of Default; Cure Periods and Remedies.

            18.1 Events of Default. The following shall, after the expiration of the applicable cure periods, constitute Events of Default under this Agreement:

                 18.1.1 Non-Payment. Broker's failure to timely pay the consideration provided for in paragraph 2 hereof;

                 18.1.2 Default in Covenants or Adverse Legal Action. The default by either party hereto in the material observance or performance of any material covenant, condition or agreement contained herein, or if either party shall (a) make a general assignment for the benefit of creditors, (b) files or has filed against it a petition for bankruptcy, for reorganization or an arrangement, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which, if filed against such party, has not been dismissed or discharged within 60 days thereof;

                 18.1.3 Breach of Representation. If any material representation or warranty herein made by either party hereto, or in any certificate or document furnished by either party to the other pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished.

            18.2 Cure Periods. An Event of Default other than a payment default shall not be deemed to have occurred until twenty (20) business days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default and specifying the actions necessary to cure within such period. This period may be extended for a reasonable period of time by the party providing such notice if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the party providing notice of such default. The cure period provided above shall not apply to a payment default. A payment default may be cured only if the Broker, within five (5) days after receipt of notice from the Licensee of an untimely payment, shall have delivered to Licensee, by wire transfer or certified check, the full amount of the payment due, plus an additional amount equal to five percent (5%) of such payment as liquidated damages for such payment delay.

            18.3 Termination Upon Default. In the event of the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement provided that it is not also in material default hereunder.

                 18.3.1 Default by Broker. If Broker has defaulted in the performance of its obligations, (1) Licensee shall be under no further obligation to make available to Broker any further broadcast time or broadcast transmission facilities; (2) all amounts accrued or payable to Licensee up to the date of termination which have not been paid, less any payments made on behalf




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of Licensee by Broker and any payment credits, shall immediately become due and payable; and (3) Licensee shall be entitled to receive from Broker such other damages as Licensee shall incur as a result thereof.

                 18.3.2 Default by Licensee. If Licensee has defaulted in the performance of its obligations hereunder, Broker may terminate this Agreement.

         19. Broker Termination Options. Broker may elect to terminate this Agreement at any time during the term hereof in the event that Licensee, without the consent of the Broker (which consent shall not be unreasonably withheld in the event of a national or local emergency), preempts or substitutes other programming for Broker's Programming complying with paragraph 4 hereof during fifteen percent (15%) or more of the total brokered hours during any calendar month. In the event Broker elects to terminate this Agreement pursuant to this provision, it shall give Licensee notice of such election at least sixty (60) days prior to the termination date. Upon termination, all sums owing to Licensee shall be paid and neither party shall have any further liability to the other except as may be provided by paragraphs 17 or 20.3 hereof.

         20. Termination Upon or After Purchase of Station or Termination of Option Agreement; Liabilities Upon Termination.

             20.1 Upon Purchase. This Agreement shall terminate upon the closing on the purchase of the assets of the Station by Broker pursuant to the OptionAgreement dated as of June 3, 1997 between Licensee and Wicks Broadcast Group Limited Partnership, a Delaware limited partnership, Broker's predecessor in interest (the "Option Agreement"). Upon termination under this paragraph 20, Broker shall pay to Licensee any fees or costs due but unpaid, and Licensee shall remit to Broker any fees or costs unearned, as of the date of termination.

             20.2 Upon Termination of Option Agreement. Upon the termination of the Option Agreement, either party, upon forty-five (45) days' prior written notice to the other party, may terminate this Agreement.

             20.3 Liabilities Upon Termination. Broker shall be responsible for all liabilities, debts and obligations of Broker accrued from the purchase of air time and transmission services including, without limitation, accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state, and local tax liabilities associated with Broker's payments to Licensee as provided for herein. With respect to Broker's obligations for consideration in the form of air time, Broker may propose compensation to Licensee for meeting these obligations, but Licensee shall be under no duty to accept such compensation or to perform such obligations. Upon termination, Broker shall return to Licensee any equipment or property of the Station used by




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Broker, its employees or agents, in substantially the same condition (including condition of installation) as such equipment existed on the date of this Agreement, ordinary wear and tear excepted.

         21. Termination as a Consequence of Governmental Action. In the event that a federal, state or local governmental authority orders the termination of this Agreement and/or orders the curtailment in any manner material to the relationship between the parties hereto of the provision of Programming by Broker hereunder, and/or determines that other similar time brokerage agreements, in whole or in part, are contrary to public or agency policy, at its option, Broker may seek administrative or judicial appeal of or relief from such order(s) (in which event Licensee shall cooperate with Broker provided that (i) Broker shall be responsible for legal fees incurred in such proceedings and (ii) Licensee shall not be required to undertake or omit any action that might reasonably be deemed to constitute a violation of the rules or policies of the Commission but shall cooperate fully in all other respects) or Broker shall notify Licensee that it will terminate this Agreement pursuant to this paragraph. If a hearing is designated with respect to the authorization held by Licensee for the operation of the Station, Licensee shall participate fully in such hearing and be responsible to ensure the continued validity of such authorization. Licensee shall be responsible for its expenses incurred as a consequence of the Commission proceeding (unless the actions or omissions of the Broker in violation of this Agreement or the rules of the Commission were a principal basis for such hearing designation, in which event Broker shall be responsible for all such costs and expenses incurred by Licensee by reason of such acts or omissions, including but not limited to reasonable attorneys' fees and expenses); provided, however, that Broker shall cooperate and comply with any reasonable request of Licensee to assemble and provide to the Commission information relating to Broker's performance under this Agreement. In the event of termination upon such governmental action(s), Broker shall pay to Licensee any fees due but unpaid as of the date of termination as may be permitted by such action(s), and Licensee shall reasonably cooperate with Broker to the extent permitted to enable Broker to fulfill advertising or other programming contracts then outstanding, in which event Licensee shall receive as compensation for the carriage of such programming that which otherwise would have been paid to Broker thereunder. Thereafter, neither party shall have any liability to the other, provided that such termination shall not have resulted from actions or omissions of the Broker or Licensee in violation of this Agreement or the rules of the Commission.

         22. Representations and Warranties.

             22.1 Mutual Representations and Warranties. Both Licensee and Broker represent that they are legally qualified, empowered, and able to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which either party is subject or by which it is bound.


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             22.2 Licensee's Representations, Warranties and Covenants. Licensee
incorporates herein the further representations, warranties and covenants as made by Licensee in the Option Agreement.

             22.3 Broker's Representations, Warranties and Covenants. Broker incorporates herein the further representations, warranties and covenants as made by Broker in the Option Agreement.

         23. Certifications. Licensee, by the signature of its authorized representative to this Agreement, certifies that it maintains and will continue to maintain ultimate control over the Station's facilities, including specifically ultimate control over Station finances, personnel and programming as provided herein. Broker, by the signature of its authorized representative to this Agreement, certifies that the arrangement complies with the provisions of
P. P. (a) (1) and (e) (1) of ss. 73.3555 of the Commission's Rules, 47 C.F.R. ss. 73.3555, in that the combined audience share of the Station and the stations that are licensed to Broker in the Goose Creek, South Carolina market does not exceed 25% of the total audience share of all commercial radio stations in such market, computed in accordance with the rules of the Commission, and in that Broker, its officers, directors and stockholders will not through this arrangement acquire cognizable interests in more than __ FM broadcast stations nationwide.

         24. Notices. Any notice required hereunder shall be in writing and any payment, notice or other communications shall be deemed given when delivered personally, or mailed by certified mail or Federal Express, postage prepaid, with return receipt requested, and addressed in accordance with the listing set forth in Attachment III hereto.

         25. Public Announcements. The parties will coordinate and consult with one another before making any press release or other public announcement, other than of information already publicly available, concerning the transaction contemplated under this Agreement. Broker acknowledges that announcements and direct or indirect communications concerning its proposed Programming or commercial policies which are different from those of Licensee prior to the Effective Date may have a deleterious effect on the business, operation, and reputation of the Station and the Licensee. Accordingly, Broker agrees that neither it nor its employees, the representatives or agents shall make any formal or informal announcements to or communications with any employees of the Station or to any person with whom the Station does business without written approval of Licensee. Broker further agrees that neither it nor its employees will release or publicize any such planned changes within the community of license or service area or operations of the Station without the written approval of Seller, which shall not be unreasonably withheld, and which shall be granted if necessary or appropriate to comply with the rules, regulations or policies of the FCC.


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         26. Modification and Waiver. No modification or waiver of any provision of this Agreement shall in any event be effected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

         27. No Waiver: Remedies Cumulative. No failure or delay on the part of Licensee or Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Broker herein provided are cumulative and are not exclusive of any right or remedies which it may otherwise have.

         28. Construction. This Agreement shall be construed in accordance with the laws of the State of South Carolina, and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and to the regulations of the Commission and all other governmental bodies or authorities presently or hereafter to be constituted.

         29. Headings. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         30. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including without limitation, any assignee of the Commission license for the Station.

         31. Counterpart Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the original or the same counterpart. This Agreement shall be binding and effective as of the date on which the executed counterparts are exchanged by the parties. Prior to the execution of the original counterpart signature pages, this Agreement may be executed in standard or telecopied counterpart originals, which, when taken together, shall constitute one and the same instrument. A telecopied ("faxed") signature received by one party shall be binding upon the signing party just as if it were an original signature. Thereafter, the parties shall take all necessary actions to execute and circulate fully executed original counterpart signature pages.


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         32. Entire Agreement. This Agreement embodies the entire agreement between the parties and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alterations, modification or change of this Agreement shall be valid unless by like written instruments.

         33. Severability. The event that any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein, subject to Broker's right to terminate pursuant to paragraph 21 hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SOUTHWIND BROADCASTING, INC.

                                        By: _______________________________
                                        Title: ____________________________

                                        REGENT COMMUNICATIONS, INC.

                                        By: _______________________________
                                        Title: ____________________________



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                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT I

         Broker's Programming will be an entertainment format, which may include news as well as promotions (including on-air giveaways) and contests. Programming may include commercial matter, including that in both program or spot announcement forms, as well as public service information. Broker shall make available programming complying with paragraph 4 hereof for a minimum of 166 hours per week.

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT II

         Compensation to be paid by Broker to Licensee as follows:

         (A) Broker shall be responsible for the employment expenses of William
G. Dudley, III, and one other Station employee of his choosing, such expenses to include salaries, taxes, benefits and all other normal personnel costs.

         (B) Reimbursement for all utilities, rents and maintenance attributable to the operation of the Station's transmitter during the term of this Agreement.

                            TIME BROKERAGE AGREEMENT

                                 ATTACHMENT III

         All notices are to be given to the addresses specified in the Option Agreement.

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT IV

                                BROADCAST STATION
                          PROGRAMMING POLICY STATEMENT

         1. Controversial Issues. Any discussion of controversial issues of public importance shall be reasonably balanced with the presentation of contrasting viewpoints in the course of overall programming; no attacks on the honesty, integrity, or like personal qualities of any person or group of persons shall be made during the discussion of controversial issues of public importance; and during the course of political campaigns, programs are not to be used as a forum for editorializing about individual candidates. Notice of all programming involving controversial issues, as described herein, shall be provided immediately to Licensee; Station management may require that responsive programming be aired.

         2. No Plugola. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

         3. Lotteries and Contests.

            (a) Illegal Lotteries. Announcements giving any information about lotteries or games prohibited by federal or state law or regulation are prohibited.

            (b) "Dream Books". References to "dream books," the "straight line," or other direct or indirect descriptions or solicitations relative to the "numbers game," or the "policy game," or any other form of gambling are prohibited.

            (c) Contests. Any game, contest, or promotion relating to or to be presented over the Station shall first be presented to Station management, which reserves the right in its sole discretion to reject any game, contest or promotion.

         4. Required Announcements. Programmer shall broadcast (i) an announcement in a form satisfactory to Station management at the beginning of each hour to identify KNKN (FM), (ii) an announcement at the beginning and end of each program to indicate that program time has been purchased by the Programmer, and (iii) any other announcements that may be required by law, regulation, or Station policy.

         5. Programming Prohibitions. Programmer shall not knowingly and willfully broadcast any of the following programs or announcements:

            (a) False Claims. False or unwarranted claims for any product or service.

            (b) Unfair Imitation. Infringements of another advertiser's right though plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.

            (c) Indecency. Any programs or announcements that are indecent, obscene, profane, vulgar or repulsive, either in theme or in treatment.

            (d) Descriptions of Bodily Functions. Any continuity which describes in a repellent or pandering fashion any bodily or sexual functions or symptomatic results of internal bodily disturbances, and no reference to matters which are not considered acceptable topics in social groups.

            (e) Injurious Advertising. Any advertising matter or announcement that may, in the opinion of the Station, be injurious or prejudicial to the interests of the public, or honest advertising and reputable business in general.

            (f) Howard Stern and Similar Programming. Programming involving Howard Stern or programming that involves air personalities previously cited by the Commission for repeated violations of its indecency policies.

                            APPENDIX TO ATTACHMENT IV

                            FORM OF PAYOLA AFFIDAVIT





City of                          )

County of                        ) SS:

State of                         )

                          ANTI-PAYOLA/PLUGOLA AFFIDAVIT

         _________________________, being first duly sworn, deposes and says as follows:

         1. He is _______________ for _________________________.

         2. He has acted in the above capacity since _____________.

         3. No matter has been broadcast by Station _____ for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him for any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

         4. So far as he is aware, no matter has been broadcast by Station _____ for which service, money, or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by Station _____ or by any independent contractor engaged by Station _____ in furnishing programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

         5. He will not pay, promise to pay, request, or receive any service, money, or any other valuable consideration, direct or indirect, from a third party, in exchange for the influencing of, or the attempt to influence, the preparation or presentation of broadcast matter on Station ______.

         6. Nothing contained herein is intended to, or shall prohibit receipt or acceptance of anything with the expressed knowledge and approval of my employer, but henceforth any such approval must be given in writing by someone expressly authorized to give such approval.

         7. He, his spouse and his immediate family do ______ do not _____ have any present direct or indirect ownership interest in (other than an investment in a corporation whose stock is publicly held), serve as an offer or director of, whether with or without compensation, or serve as an employee of, any person, firm or corporation engaged in:

            (a) The publishing of music;

            (b) The production, distribution (including wholesale and retail sales outlets), manufacture or exploitation of music, films, tapes, recordings or electrical transcriptions of any program material intended for radio broadcast use;

            (c) The exploitation, promotion, or management of persons rendering artistic, production and/or other services in the entertainment field;

            (d) The ownership or operation of one or more radio or television stations;

            (e) The wholesale or retail sale of records intended for public purchase;

            (f) Advertising on Station _____, or any other station owned by its licensee (excluding nominal stockholdings in publicly owned companies).

         8. The facts and circumstances relating to such interest are none ______ or as follows _____:

                                           ___________________________________
                                           Affiant

         Subscribed and sworn to before me this ____ day of ___________, 199__.

                                           ____________________________________
                                           Notary Public

                                           My Commission Expires: _____________

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT V

                     Licensee Responsibilities for Expenses

         1. Salaries, taxes, insurance and related costs for employees of Licensee who shall be responsible for the Licensee's exercise of its oversight of Station operations and for the broadcast transmissions of the Station.

         2. Maintenance of the transmitter site.

         3. Income taxes relating to Licensee's earnings from this Agreement.

         4. Real and personal property taxes.

         5. General property insurance.

         6. All public utilities (including, without limitation, telephone and electricity for tower lighting) other than those utilities attributable to operation of the Station's transmitter, for which Licensee shall be reimbursed by Broker pursuant to Attachment II.

                            TIME BROKERAGE AGREEMENT

                                  ATTACHMENT VI

                            CONTRACTS AND AGREEMENTS

         The following contracts and agreements of the Station are to be assumed and performed by the Broker on behalf of the Licensee. The benefits and burdens of all such contracts and agreements so designated shall remain with the Licensee and Broker shall have no rights or obligations with respect to such contracts and agreements:

                              [TO BE ADDED, IF ANY]